SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities

                    Pursuant to Section 12(b) or 12(g) of the

                         Securities Exchange Act of 1934

                                Sun Bancorp, Inc.
                                Sun Capital Trust
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 New Jersey                                52-1382541
                  Delaware                                 Applied For
-----------------------------------------      ---------------------------------
 (State of incorporation or organization)      (IRS Employer Identification No.)

 226 Landis Avenue
 Vineland, New Jersey                                       19103
-----------------------------------------      ---------------------------------
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a         If this Form relates to the registration of a
class of debt  securities  and is  effective          class  of debt  securities  and is to  become
upon filing pursuant to General  Instruction          effective     simultaneously     with     the
A(c)(1)  please  check  the  following  box.          effectiveness  of a  concurrent  registration
|_|                                                   statement  under the  Securities  Act of 1933
                                                      pursuant  to  General   Instruction   A(c)(2)
                                                      please check the following box.  |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

                ______% Preferred Securities of Sun Capital Trust
           _____% Junior Subordinated Debentures of Sun Bancorp, Inc.
              Guarantee of Sun Bancorp, Inc. of certain obligations
                         under the Preferred Securities
--------------------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

        A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of Sun Capital Trust and Sun Bancorp, Inc., as amended, Registration No. 333-21903-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

        1      Form of Amendment and Restated Trust Agreement *
        2.     Form of Junior Subordinated Indenture *
        3.     Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Sun Bancorp, Inc. and Sun Capital Trust under the Securities Act of 1933, as amended, registration no. 333-21903-01.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                           SUN BANCORP, INC.



Date:  March 3, 1997       By /s/ Philip W. Koebig, III
                              -------------------------
                              Philip W. Koebig, III, Executive Vice President (Duly authorized representative)




                           SUN CAPITAL TRUST



Date:  March 3, 1997       By /s/ Philip W. Koebig, III
                              -------------------------
                              Philip W. Koebig, III, Administrator
                              (Duly authorized representative)